Southern First Reports Results for Second Quarter of 2018

Greenville, South Carolina, July 24, 2018 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to common shareholders of $5.5 million, or $0.71 per diluted share, for the second quarter of 2018. In comparison, net income available to common shareholders was $3.6 million, or $0.49 per diluted share, for the second quarter of 2017. For the six months ended June 30, 2018, net income available to common shareholders was $10.7 million, or $1.39 per diluted share. In comparison, net income to common shareholders for the six months ended June 30, 2017 was $6.7 million, or $0.95 per diluted share.

2018 Second Quarter Highlights
●Net income available to common shareholders increased 53% to $5.5 million for Q2 2018 compared to $3.6 million for Q2 2017
●Total loans increased 18% to $1.53 billion at Q2 2018, compared to $1.30 billion at Q2 2017
●Total deposits increased 21% to $1.57 billion at Q2 2018, compared to $1.30 billion at Q2 2017
●Total core deposits increased 28% to $1.39 billion at Q2 2018, compared to $1.09 billion at Q2 2017
●Efficiency ratio improved to 57.4% for Q2 2018, compared to 58.8% for Q2 2017

“I am incredibly proud of the talent and unique culture of our team as we generated record earnings of $5.5 million in the second quarter of 2018,” stated Art Seaver, the company’s Chief Executive Officer. “We continue to see strong momentum in terms of core deposits, loans, and mortgage income.”

	Quarter Ended
	June 30 2018	March 31 2018	December 31 2017	September 30 2017	June 30 2017
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$5,510	5,214	2,080	4,250	3,604
Earnings per common share, diluted	0.71	0.67	0.27	0.55	0.49
Total revenue(1)	17,383	16,462	15,789	15,851	14,915
Net interest margin (tax-equivalent)(2)	3.49%	3.63%	3.59%	3.60%	3.49%
Return on average assets(3)	1.26%	1.28%	0.52%	1.09%	0.97%
Return on average equity(3)	14.03%	13.88%	5.50%	11.60%	10.92%
Efficiency ratio(4)	57.41%	55.92%	54.61%	55.55%	58.75%
Balance Sheet ($ in thousands):
Total loans(5)	$1,533,447	1,459,382	1,387,070	1,327,739	1,299,827
Total deposits	1,567,982	1,520,523	1,381,123	1,342,577	1,297,911
Core deposits(6)	1,387,928	1,336,363	1,221,363	1,160,906	1,085,687
Total assets	1,787,784	1,729,299	1,624,625	1,557,684	1,539,226
Holding Company Capital Ratios(7):
Total risk-based capital ratio	12.77%	13.01%	13.27%	13.58%	13.42%
Tier 1 risk-based capital ratio	11.70%	11.90%	12.11%	12.38%	12.21%
Leverage ratio	9.96%	10.27%	10.26%	10.36%	10.43%
Common equity tier 1 ratio(8)	10.83%	10.98%	11.15%	11.37%	11.19%
Tangible common equity(9)	9.00%	8.95%	9.21%	9.47%	9.27%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.44%	0.43%	0.46%	0.39%	0.37%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.04%	0.05%	0.10%	0.08%	0.07%
Allowance for loan losses as a percentage of loans(5)	1.05%	1.09%	1.12%	1.17%	1.19%
Allowance for loan losses as a percentage of nonaccrual loans	208.52%	217.92%	212.60%	278.05%	293.75%
[Footnotes to table located on page 3]

Operating Results
Net interest margin was 3.49% for both three-month periods ending June 30, 2018 and 2017. During the second quarter of 2018, our average interest-earning assets increased by $252.9 million, compared to the second quarter of 2017, while the yield on our interest-earning assets increased by 21 basis points. In comparison, our average interest-bearing liabilities increased by $186.8 million during the second quarter of 2018, compared to the second quarter of 2017, with the respective cost increasing by 28 basis points.

Noninterest income was $2.8 million and $2.6 million for the three months ended June 30, 2018 and 2017, respectively. For the six months ended June 30, 2018 and 2017, noninterest income was $5.2 million and $4.6 million, respectively. The increase in noninterest income during the three-month period ended June 30, 2018 relates primarily to an increase in ATM and debit card income, income derived from bank owned life insurance, and other income. The increase in noninterest income during the six-month period ended June 30, 2018 was driven by increases in mortgage banking income, ATM and debit card income and income derived from bank owned life insurance. Mortgage banking revenue comprises a significant portion of our noninterest income and totaled $1.6 million and $3.0 million for the three and six months ended June 30, 2018, respectively, and $1.6 million and $2.7 million for the three and six months ended June 30, 2017, respectively.

Noninterest expense was $10.0 million and $8.8 million for the three months ended June 30, 2018 and 2017, respectively, and $19.2 million and $17.1 million for the six months ended June 30, 2018 and 2017, respectively. The increase in noninterest expense during the three and six-month periods ended June 30, 2018 was driven primarily by increases in compensation and benefits, occupancy, and professional fees. Included in noninterest expense are mortgage banking expenses of $1.2 million and $2.1 million for the three and six months ended June 30, 2018, respectively, and $1.0 million and $1.9 million for the three and six months ended June 30, 2017, respectively.

During the three months ended June 30, 2018, we recorded total credit costs of $388 thousand, including a $400 thousand provision for loan losses and a net $12 thousand gain related to the sale and management of other real estate owned. In addition, we had net charge-offs for the second quarter of 2018 of $152 thousand, or 0.04% of average loans, annualized. During the three months ended June 30, 2017, our total credit costs were $497 thousand, including a $500 thousand provision for loan losses and a net $3 thousand gain related to the sale and management of other real estate owned. Net loan charge-offs for the second quarter of 2017 were $343 thousand, or 0.11% of average loans, annualized. For the six months ended June 30, 2018 and 2017, total credit costs were $894 thousand million and $1.0 million, respectively. Our allowance for loan losses was $16.1 million, or 1.05% of loans, at June 30, 2018, which provides approximately 209% coverage of nonaccrual loans, compared to $15.4 million, or 1.19% of loans, and approximately 294% coverage of nonaccrual loans at June 30, 2017.

Nonperforming assets were $7.8 million, or 0.44% of total assets, as of June 30, 2018. Comparatively, nonperforming assets were $5.7 million, or 0.37% of total assets, at June 30, 2017. Of the $7.8 million in total nonperforming assets as of June 30, 2018, nonperforming loans represent $7.7 million and other real estate owned represents $117 thousand. Classified assets improved to 9% of tier 1 capital plus the allowance for loan losses at June 30, 2018, compared to 10% at June 30, 2017.

Gross loans were $1.53 billion, excluding mortgage loans held for sale, as of June 30, 2018, compared to $1.30 billion at June 30, 2017. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, increased to $1.34 billion at June 30, 2018 compared to $1.09 billion at June, 2017.

Shareholders’ equity totaled $160.9 million as of June 30, 2018, compared to $149.7 million at December 31, 2017, and $142.7 million at June 30, 2017. As of June 30, 2018, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		2nd Qtr	Six Months Ended		YTD
	June 30		2018-2017	June 30		2018-2017
(in thousands, except per share data)	2018	2017	% Change	2018	2017	% Change
Earnings Summary
Interest income	$18,535	14,931	24.1%	35,713	28,890	23.6%
Interest expense	3,923	2,579	52.1%	7,060	4,931	43.2%
Net interest income	14,612	12,352	18.3%	28,653	23,959	19.6%
Provision for loan losses	400	500	(20.0)%	900	1,000	(10.0)%
Noninterest income	2,771	2,562	8.1%	5,192	4,614	12.5%
Noninterest expense	9,979	8,762	13.9%	19,184	17,123	12.0%
Income before provision for income taxes	7,004	5,652	23.9%	13,761	10,450	31.7%
Income tax expense	1,494	2,048	(27.1)%	3,037	3,734	(18.7)%
Net income available to common shareholders	$5,510	3,604	52.9%	10,724	6,716	59.7%
Basic weighted average common shares	7,371	6,987	5.5%	7,354	6,714	9.5%
Diluted weighted average common shares	7,751	7,366	5.2%	7,739	7,099	9.0%
Earnings per common share – Basic	$0.75	0.52	44.2%	1.46	1.00	46.0%
Earnings per common share – Diluted	0.71	0.49	44.9%	1.39	0.95	46.3%

	Quarter Ended		2nd Qtr	Quarter Ended
	June 30		2018-2017	March 31	December 31	September 30
(in thousands, except per share data)	2018	2017	% Change	2018	2017	2017
Balance Sheet Highlights
Assets	$1,787,784	1,539,226	16.1%	1,729,299	1,624,625	1,557,684
Investment securities	73,126	85,410	(14.4)%	61,562	72,065	81,504
Mortgage loans held for sale	8,075	11,480	(29.7)%	10,885	11,790	9,124
Loans	1,533,447	1,299,829	18.0%	1,459,382	1,387,070	1,327,739
Allowance for loan losses	16,100	15,444	4.2%	15,852	15,523	15,579
Other real estate owned	117	428	(72.7)%	242	242	420
Noninterest bearing deposits	310,709	271,669	14.4%	297,892	295,680	272,758
Interest bearing deposits	1,257,273	1,026,242	22.5%	1,222,631	1,085,443	1,069,819
Total deposits	1,567,982	1,297,911	20.8%	1,520,523	1,381,123	1,342,577
Other borrowings	28,600	73,200	(60.9)%	28,600	67,200	39,200
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	160,856	142,736	12.7%	154,739	149,686	147,449
Total shareholders’ equity	160,856	142,736	12.7%	154,739	149,686	147,449
Common Stock
Book value per common share	$21.66	19.52	11.0%	20.96	20.37	20.15
Stock price:
High	48.35	37.05	30.5%	46.55	42.90	37.45
Low	44.20	31.75	39.2%	41.00	36.75	33.50
Period end	44.20	37.05	19.3%	44.50	41.25	36.35
Common shares outstanding	7,426	7,314	1.5%	7,382	7,348	7,319
Other
Loans to deposits	97.80%	100.15%	(2.3)%	95.98%	100.43%	98.89%
Team members	224	205	9.3%	211	198	198
Average Balances ($ in thousands):
Loans(5)	$1,491,246	1,250,077	20.0%	1,444,343	1,351,355	1,314,061
Deposits	1,543,045	1,263,844	22.1%	1,431,967	1,369,547	1,328,481
Assets	1,757,155	1,495,312	17.5%	1,645,846	1,589,206	1,549,875
Equity	157,575	132,380	19.0%	152,374	149,928	145,294
Footnotes to tables:
(1) Total revenue is the sum of net interest income and noninterest income.
(2) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3) Annualized for the respective three and six month periods.
(4) Noninterest expense divided by the sum of net interest income and noninterest income.
(5) Excludes mortgage loans held for sale.
(6) Excludes out of market deposits and time deposits greater than $250,000.
(7) June 30, 2018 ratios are preliminary.
(8) The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10) Includes loans held for sale.

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
(dollars in thousands)	June 30 2018	March 31 2018	December 31 2017	September 30 2017	June 30 2017
Nonperforming Assets
Commercial
Owner occupied RE	$-	-	-	244	245
Non-owner occupied RE	1,689	1,525	1,581	2,049	2,205
Construction	-	-	-	-	-
Commercial business	94	102	910	1,116	1,324
Consumer
Real estate	1,174	1,091	992	1,267	534
Home equity	1,598	1,730	1,145	195	197
Construction	-	-	-	-	-
Other	-	-	1	2	4
Nonaccruing troubled debt restructurings	3,166	2,826	2,673	730	749
Total nonaccrual loans	7,721	7,274	7,302	5,603	5,258
Other real estate owned	117	242	242	420	428
Total nonperforming assets	$7,838	7,516	7,544	6,023	5,686
Nonperforming assets as a percentage of:
Total assets	0.44%	0.43%	0.46%	0.39%	0.37%
Total loans	0.51%	0.52%	0.54%	0.45%	0.44%
Accruing troubled debt restructurings	$7,397	5,649	5,145	6,954	6,010

	Quarter Ended
(dollars in thousands)	June 30 2018	March 31 2018	December 31 2017	September 30 2017	June 30 2017
Allowance for Loan Losses
Balance, beginning of period	$15,852	15,523	15,579	15,444	15,287
Loans charged-off	(311)	(293)	(676)	(399)	(373)
Recoveries of loans previously charged-off	159	122	120	34	30
Net loans charged-off	(152)	(171)	(556)	(365)	(343)
Provision for loan losses	400	500	500	500	500
Balance, end of period	$16,100	15,852	15,523	15,579	15,444
Allowance for loan losses to gross loans	1.05%	1.09%	1.12%	1.17%	1.19%
Allowance for loan losses to nonaccrual loans	208.52%	217.92%	212.60%	278.05%	293.75%
Net charge-offs to average loans QTD (annualized)	0.04%	0.05%	0.17%	0.11%	0.11%

LOAN COMPOSITION

	Quarter Ended
(dollars in thousands)	June 30 2018	March 31 2018	December 31 2017	September 30 2017	June 30 2017
Commercial
Owner occupied RE	$358,169	339,444	316,818	317,262	310,696
Non-owner occupied RE	355,309	339,231	312,798	301,360	292,001
Construction	73,655	56,210	51,179	32,332	42,447
Business	238,402	234,820	226,158	214,898	212,703
Total commercial loans	1,025,535	969,705	906,953	865,852	857,847
Consumer
Real estate	290,433	275,731	273,050	250,483	233,401
Home equity	156,630	155,507	156,141	150,371	147,091
Construction	38,400	35,017	28,351	38,766	39,758
Other	22,449	23,422	22,575	22,267	21,732
Total consumer loans	507,912	489,677	480,117	461,887	441,982
Total gross loans, net of deferred fees	1,533,447	1,459,382	1,387,070	1,327,739	1,299,829
Less—allowance for loan losses	(16,100)	(15,852)	(15,523)	(15,579)	(15,444)
Total loans, net	$1,517,347	1,443,530	1,371,547	1,312,160	1,284,385

DEPOSIT COMPOSITION

	Quarter Ended
(dollars in thousands)	June 30 2018	March 31 2018	December 31 2017	September 30 2017	June 30 2017
Non-interest bearing	$310,709	297,892	295,680	272,758	271,669
Interest bearing:
NOW accounts	251,511	243,418	229,945	209,607	226,724
Money market accounts	659,353	642,333	545,029	533,575	452,385
Savings	15,913	15,952	16,298	15,659	15,345
Time, less than $100,000	60,632	56,778	55,461	54,133	51,328
Time and out-of-market deposits, $100,000 and over	269,864	264,150	238,710	256,845	280,460
Total deposits	$1,567,982	1,520,523	1,381,123	1,342,577	1,297,911

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		2nd Qtr	Six Months Ended		YTD
	June 30		2018-2017	June 30		2018-2017
(dollars in thousands)	2018	2017	% Change	2018	2017	% Change
Noninterest income
Mortgage banking income	$1,629	1,603	1.6%	2,957	2,660	11.2%
Service fees on deposit accounts	256	284	(9.9)%	512	561	(8.7)%
ATM and debit card income	371	290	28.4%	705	552	27.7%
Income from bank owned life insurance	220	183	20.2%	441	366	20.5%
Other income	295	202	44.6%	577	475	21.5%
Total noninterest income	$2,771	2,562	8.1%	5,192	4,614	12.5%
Noninterest income to average assets (3)	0.63%	0.69%	(8.7)%	0.62%	0.65%	(5.0)%

Noninterest expense
Compensation and benefits	$6,365	5,524	15.2%	12,208	10,798	13.1%
Occupancy	1,276	1,033	23.5%	2,413	1,999	20.7%
Data processing and related costs	824	823	0.1%	1,560	1,568	(0.5)%
Insurance	297	297	-	610	587	3.9%
Professional fees	457	382	19.6%	933	695	34.2%
Marketing	229	196	16.8%	438	407	7.6%
Other	531	507	6.5%	1,022	1,069	(4.4)%
Total noninterest expenses	$9,979	8,762	13.9%	19,184	17,123	12.0%
Noninterest expense to average assets (3)	2.28%	2.35%	(3.0)%	2.27%	2.40%	(5.4)%

AVERAGE YIELD/RATE - Unaudited

		Quarter Ended
	June 30 2018	March 31 2018	December 31 2017	September 30 2017	June 30 2017
		Yield/Rate(3)
Interest-earning assets
Federal funds sold	1.82%	1.62%	1.29%	1.31%	1.10%
Investment securities, taxable	2.49%	2.18%	1.95%	2.05%	2.02%
Investment securities, nontaxable	3.68%	4.19%	3.91%	3.67%	3.94%
Loans(10)	4.70%	4.65%	4.59%	4.59%	4.55%
Total interest-earning assets	4.42%	4.44%	4.31%	4.31%	4.21%
Interest-bearing liabilities
NOW accounts	0.17%	0.15%	0.16%	0.18%	0.19%
Savings & money market	1.25%	1.07%	0.90%	0.84%	0.74%
Time deposits	1.61%	1.38%	1.21%	1.08%	0.99%
Total interest-bearing deposits	1.14%	0.97%	0.84%	0.78%	0.70%
FHLB advances and other borrowings	3.35%	3.25%	3.36%	3.50%	3.87%
Junior subordinated debentures	4.79%	3.48%	3.49%	3.43%	3.32%
Total interest-bearing liabilities	1.23%	1.06%	0.96%	0.93%	0.95%
Net interest spread	3.19%	3.38%	3.35%	3.38%	3.26%
Net interest income (tax equivalent) / margin	3.49%	3.63%	3.59%	3.60%	3.49%

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in 13 locations in the Greenville, Columbia, and Charleston markets of South Carolina, as well as the Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has assets of approximately $1.8 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “continues,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com